Roadrunner Announces Plans to Downsize its Dry Van Business Downers Grove, IL (BUSINESS WIRE) — September 30, 2019 – Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced it will downsize its unprofitable dry van business, which is part of the company’s Truckload segment. The downsizing includes reducing dry van company tractor and trailer fleets by over 50%, closing five terminal locations and eliminating approximately 450 positions. Employees subject to the workforce reduction will receive either severance or a 60-day notice. In conjunction with the downsizing activities, the company expects to incur one-time pretax operations restructuring costs of between $12 million and $16 million, excluding the gain or loss on the sale of equipment and the write-down of assets. The downsizing activities are expected to reduce lease obligations and debt and be substantially complete by year-end 2019, with workforce reductions effective over the next 60 to 90 days. The reduction in force represents approximately 10% of the company’s total workforce. “The decision to downsize the dry van business is a significant step in executing our strategy to emphasize our value-added logistics and asset-light LTL segments and increase our returns on invested capital. We factored in the impact of this downsizing as part of the strategic review of our Truckload segment. We believe downsizing the dry van business will improve operating margins and cash flow, reduce lease obligations and debt, improve internal controls and allow greater focus on the significant value-creation opportunities within our other businesses,” said Curt Stoelting, Chief Executive Officer of Roadrunner. About Roadrunner Transportation Systems, Inc. Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics provider offering a full suite of services and solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload, over-the-road truckload and intermodal services. Active On-Demand offers premium mission critical air and ground logistics solutions. Ascent Global Logistics offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com. Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding Roadrunner’s plan to downsize its dry van business, including reducing dry van company tractor and trailer fleets by over 50%, closing five terminal locations, and eliminating approximately 450 positions; Roadrunner’s plan with respect to the employees subject to the workforce reduction; Roadrunner’s expected one-time pretax operations restructuring costs; Roadrunner’s expectation that the downsizing activities will reduce lease obligations and debt and be substantially complete by year-end 2019, with workforce reductions over the next 60 to 90 days; Roadrunner’s strategy to emphasize its value-added logistics and asset-light LTL segments and increase its returns on invested capital; and Roadrunner’s belief that the downsizing will improve operating margins and cash flow, reduce lease obligations and debt, improve internal controls and allow greater focus on the significant value-creation opportunities within its other businesses. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of Roadrunner’s previously issued financial statements and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2018. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof. ### Contact: Reputation Partners Marilyn Vollrath 414-376-8834 ir@rrts.com